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EXHIBIT 10.5

    FOURTH SUPPLEMENT TO INVESTMENT AGREEMENT WITH WEXFORD SPECTRUM INVESTORS
              LLC AND IMPRIMIS INVESTORS LLC DATED AUGUST 31, 1999

                    FOURTH SUPPLEMENT TO INVESTMENT AGREEMENT
                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     FOURTH SUPPLEMENT TO INVESTMENT AGREEMENT, dated as of August 31, 1999 (this "Fourth Supplement"), by and among Complete Wellness Centers, Inc., a Delaware corporation (the "Company"), Imprimis Investors LLC ("Imprimis") and Wexford Spectrum Investors LLC (Wexford, and together with Imprimis, "Investors") and First Amendment ("First Amendment") to the Stock Purchase Agreement ("Stock Purchase Agreement") dated as of February 26, 1999 by and among the Investors and RVR Consulting Group, Inc., a Florida corporation ("RVR").

               WHEREAS, the Company and the Investors are parties to the Investment Agreement dated as of December 19, 1997, as previously supplemented by the Supplements to the Investment Agreement dated as of January 12, 1998 and July 2, 1998, respectively (such Supplements, the "First Supplement" and the "Second Supplement" respectively);

               WHEREAS, pursuant to the Third Supplement to the Investment Agreement dated as of October 19, 1998, by and among the Company and the Investors (the "Third Supplement" and such Investment Agreement, as supplemented by the First Supplement, the Second Supplement and the Third Supplement, the "Investment Agreement"), the Investors provided to the Company a $350,000 revolving line of credit and a $125,000 acquisition financing commitment, of which the full $475,000 principal amount is presently outstanding and due and payable by the Company to the Investors (collectively, the "Loan");

               WHEREAS, the Investors and RVR are parties to the Stock Purchase Agreement dated as of February 26, 1999;

               WHEREAS, in order to permit the Company to meet certain requirements for the continued listing of the Company's common stock on the NASDAQ SmallCap market, the Company, the Investors, and RVR desire to restructure the Investors' investment in the Company in the manner provided in this Fourth Supplement and the Investors and




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          RVR desire to amend the Stock Purchase Agreement in the manner provided in this First Amendment;

               WHEREAS, the Investors desire to exchange a portion of the Loan held by them for shares of the Company's Senior Convertible Preferred Stock, $50 par value per share, (the "Preferred Stock"), which Preferred Stock shall have the rights as described in the Company's existing Certificate of Designation; and

               WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Investment Agreement.

     It is therefore agreed as follows:

     15. Exchange of Loan for Shares. The Investors hereby agree to exchange $100,000 principal amount of the Loan (the "Exchanged Portion") for 2,000 newly issued shares of Preferred Stock (collectively, the "Shares"). The Company represents that the issuance of the shares has been approved by the Board of Directors of the Company. New certificates representing validly issued, fully paid and nonassessable shares of the Preferred Stock as provided in the Certificate are being issued to the Investors, with a certificate representing 1600 shares of the Preferred Stock being issued to Imprimis and a certificate representing 400 shares of the Preferred Stock being issued to Wexford. The Exchanged Portion of the Loan is hereby deemed paid in full.

     16. Issuable Common Stock. The shares of common stock issuable upon conversion of the Preferred Stock (collectively, the "Issuable Common Stock"), together with any securities that may be issued in respect thereof, shall constitute




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          "Registrable Securities" for purposes of the Registration Rights
          Agreement dated as of January 12, 1998 between the Investors and the Company.

     17.  Amendments to Stock Purchase Agreement.

                    (a) The second sentence of Section 5(h) of the Stock Purchase Agreement is hereby amended and restated by replacing it with the following: "During the period January 1, 2000 to December 31, 2001 the Company will make equal quarterly payments to Seller with respect to the Loan (the principal amount of which shall be deemed to be reduced by $100,000 as of August 31, 1999) to repay the unpaid principal and arranged interest balance based on a four year amortization schedule."

                    (b) Sec. 5 (e) of the Stock Purchase Agreement is hereby amended and restated to include the following additional sentence:
"Notwithstanding the Restrictions of Transfer, and in addition to any rights it may have with respect to the sale, retirement, hypothecation or other transfer of the Preferred Stock under Section 5(b) hereof, and the prior sentence, Purchaser hereby agrees to allow the Investors to convert, sell, retire, hypotherate or transfer an additional 2,000 shares of Preferred Stock on or after the date of this First Amendment."

     18. Representations and Warranties of the Investors. Each Exchangee represents and warrants to the Company as follows:

                    (a) Such Exchangee is acquiring the Shares for its own account and not on behalf of any other person, and not with a view to sale or distribution in whole or in part in a manner that would violate the Securities Act of 1933, as amended (the "Act").




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                    (b) Such Exchangee understands that the Shares have not been registered under the Act and will be "restricted securities" within the meaning of the regulations under the Act, and by reason of the foregoing the Shares may not be resold in the absence of an effective registration statement under, or an applicable exemption from, the Act.

                    (c) Such Exchangee has full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of each Exchangee, enforceable against such Exchangee in accordance with its terms.

     19.  Representations and Warranties of the Company

                    (a) The Company represents and warrants to each Exchangee that the Shares to be issued hereunder will, when issued and delivered to the Exchangee, be duly authorized, validly issued, fully paid and nonassessable.

                    (b) The Company has full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     20.  Representations and Warranties of RVR

                    (a) RVR has full right, power and authority to execute and deliver this agreement and perform its obligations hereunder.

                    (b) This Agreement constitutes the legal, valid and binding obligation of RVR, enforceable against RVR in accordance with its terms.

     21. Choice of Law. This Agreement shall be governed by the laws of Delaware without regard to the conflict of law provisions thereof.

     22. Miscellaneous. This Agreement is a complete statement of the agreement between the parties with respect to the




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          matters provided for and there are no agreements, promises, warranties, covenants or undertakings other than as expressly set forth in this Agreement. This Agreement supersedes any previous agreements and understandings between the parties with respect to the matters provided for herein and cannot be changed or terminated except in writing signed by each of the parties.

     IN WITNESS WHEREOF, the parties have executed this Fourth Supplement and First Amendment as of the date first above written.

                                     COMPLETE WELLNESS CENTERS, INC.

                                     By: /s/ Joseph J. Raymond Jr.
                                        ---------------------------
                                     Name: Joseph J. Raymond Jr.
                                     Title: Chief Executive Officer

                                     IMPRIMIS INVESTORS LLC

                                     By: /s/ Frederick Simon
                                        ---------------------------
                                     Name: Frederick Simon
                                     Title: Sr. Vice President

                                     WEXFORD SPECTRUM INVESTORS LLC

                                     By: /s/ Frederick Simon
                                        ---------------------------
                                     Name: Frederick Simon
                                     Title: Sr. Vice President

                                     RVR CONSULTING GROUP, INC.
                                     By: /s/ Sergio Vallejo
                                        ---------------------------
                                     Name: Sergio Vallejo
                                     Title: Vice President